Independent Auditors' Report


To the Shareholders and Board of Trustees
The Dreyfus High Yield Strategies Fund

We have audited the accompanying statement of assets and liabilities of Dreyfus High Yield Strategies Fund (in organization) as of April 15, 1998. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit of a statement of assets and liabilities includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit of a statement of assets and liabilities also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets and liabilities presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Dreyfus High Yield Strategies Fund (in organization) as of April 15, 1998 in conformity with generally accepted accounting principles.



                                             /s/ KPMG Peat Marwick LLP
                                             --------------------------------
                                             KPMG Peat Marwick LLP


New York, New York
April 22, 1998



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                          Independent Auditors' Consent


To the Shareholders and Board of Trustees
The Dreyfus High Yield Strategies Fund


We consent to the use of our report dated April 22, 1998 with respect to the statement of assets and liabilities dated April 15, 1998 of the Dreyfus High Yield Strategies Fund (in organization) included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                            /s/ KPMG Peat Marwick LLP
                                            ------------------------------------
                                            KPMG Peat Marwick LLP


New York, New York
April 22, 1998